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                                                                    EXHIBIT 5.1

                   [Wilson Sonsini Goodrich & Rosati letterhead]





                                    April __, 1998



CellNet Data Systems, Inc.
125 Shoreway Road
San Carlos, California 94070

CellNet Funding, LLC
125 Shoreway Road
San Carlos, California 94070

     RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by CellNet Data Systems, Inc. ("CellNet") and CellNet Funding, LLC ("Funding,") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on or about April __, 1998 (as such Registration Statement may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of (i) 3,450,000 shares of Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2010, $.__ par value $25 liquidation preference (the "Preferred Securities"), (ii) - shares of CellNet common stock, par value $.001 per share (the "Common Stock"), issuable after August 1, 2001 upon exchange of the Preferred Securities. The Preferred Securities are fully and unconditionally guaranteed by CellNet (the "Guarantee") as set forth in the Prospectus, which constitutes part of the Registration Statement. The Registration Statement also registers the Guarantee. The Preferred Securities include 450,000 shares to be issued by the Company pursuant to an over-allotment option granted to the Underwriter. As your legal counsel, we have examined the proceedings being taken by you relating to the issuance and sale of each of the above described securities.

     It is our opinion that (i) the Preferred Securities and Common Stock when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of CellNet and the manager of Funding, respectively, will be legally and validly issued, fully paid and nonassessable and (ii) that the Guarantee has been duly authorized, legally issued and constitutes the valid and binding obligation of CellNet.

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CellNet Data Systems, Inc.
CellNet Funding, LLC
April 21, 1998
Page 2



     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation